Exhibit 5.1

November 8, 2016	92334.00021

Inseego Corp.

9645 Scranton Road

San Diego, CA 92121

Ladies and Gentlemen:

We have acted as counsel to Inseego Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Amendment”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on or about the date hereof, with respect to the Company’s adoption of Registration Statement on Form S-3 No. 333-207255, filed by Novatel Wireless, Inc., a Delaware corporation (the “Predecessor Registrant”), with the Commission on October 2, 2015 (the “Registration Statement” and, after giving effect to the Amendment, the “Amended Registration Statement”). In accordance with paragraph (d) of Rule 414 under the Act, the Amendment is being filed by the Company, as the successor registrant to the Predecessor Registrant, to expressly adopt the Registration Statement as its own registration statement for all purposes of the Act and the Securities Exchange Act of 1934, as amended.

The Amended Registration Statement, including the prospectus constituting a part thereof (the “Prospectus”), relates to the resale from time to time by the selling stockholders of the Company, as detailed in the Amended Registration Statement (the “Selling Stockholders”), of up to an aggregate of 13,067,382 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which includes (i) 11,473,799 shares of Common Stock that are currently outstanding (the “Shares”); and (ii) 1,593,583 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of a warrant issued to the Selling Stockholders on March 26, 2015 (the “Warrant”).

As such counsel and for purposes of the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and the Predecessor Registrant, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation: (i) the Amended Registration Statement; (ii) the Prospectus; (iii) the Warrant; (iv) organizational documents of the Company and the Predecessor Registrant; (v) a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of the Company under the laws of the State of Delaware as of November 8, 2016; (vi) certain resolutions adopted by the board of directors of the Predecessor Registrant on September 3, 2014, March 25, 2015, September 29, 2015 and September 19, 2016; and (vii) certain resolutions adopted by the board of directors of the Company on September 20, 2016 and November 8, 2016.

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Inseego Corp.

November 8, 2016

In addition, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination, we have assumed, without independent investigation: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and the Predecessor Registrant, respectively, and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (viii) that each of the officers and directors of the Company and the Predecessor Registrant, respectively, has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company and the Predecessor Registrant.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that: (i) the Shares are validly issued, fully paid and nonassessable; and (ii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect as of the date of this opinion letter, the General Corporation Law of the State of Delaware.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

Inseego Corp.

November 8, 2016

This opinion letter is rendered solely to you in connection with the issuance and delivery of the Common Stock under the Amended Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act solely for such purpose. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis, legal conclusion or other matters in this opinion letter.

We consent to the filing of this opinion letter as an exhibit to the Amended Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP